Exhibit 99.1

Sarcos Technology and Robotics Corporation to Acquire RE2, an Award-Winning Developer of Intelligent Mobile Manipulation Systems

Acquisition will add breadth to Sarcos’ family of mobile dexterous robots for use in industrial environments and expands Sarcos’ total addressable market to medical and subsea markets

Combination is expected to significantly increase Sarcos’ revenue by adding revenue from RE2s existing contracts

Transaction brings together two of the most experienced commercial robotics teams, nearly doubling the size of Sarcos’ engineering team

SALT LAKE CITY and PITTSBURGH, PA — March 28, 2022 — Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW) today announced that the Company has reached a definitive merger agreement to acquire Pittsburgh-based RE2, Inc., a developer of autonomous and teleoperated mobile robotic systems for use in the aviation, construction, defense, energy and medical industries. This transaction brings together two leading commercial robotics teams focused on industrial robotic technologies that improve worker safety and productivity. Consideration for the transaction is $100 million, consisting of $30 million in cash, which Sarcos expects to fund with cash on hand, and $70 million of Sarcos common stock.

Following the transaction, the shared product suite will enable the combined company to target a much broader spectrum of customer needs across the commercial and defense sectors. The initial product line will include the Guardian® XO® full-body, battery-powered industrial exoskeleton, the Guardian® XT™ teleoperated dexterous mobile robotic avatar system, and the SapienTM line of arms which features several models with capabilities ranging from precision arms for surgical applications, rugged outdoor arms for construction tasks, and the SapienTM Sea Class system that can operate in shallow and deep water to perform inspection and maintenance tasks across multiple industries.

RE2 has significant program wins in surgical robotics, aviation maintenance, and construction automation. It has also sold more than 650 robotic arm products capable of operating in unstructured environments into the market since 2010. RE2’s proven track record serving government and commercial customers makes it an ideal addition to the Sarcos team.

RE2 generated revenues of approximately $15 million in 2021 and Sarcos does not expect the acquisition to have a material effect on its cash burn rate. Sarcos expects to benefit from revenue associated with RE2’s existing contracts, which includes contracts with the government to develop innovative robotic systems for underwater and industrial solutions and a developmental partnership with a leading, manufacturer and provider of mobile elevating work platforms and access equipment.

In addition, the combined company expects to advance robotic autonomy in unstructured environments by leveraging RE2’s Detect outdoor computer vision solution and Intellect autonomy software along with the Sarcos Cybernetic Training for Autonomous Robots (CYTAR™) AI and machine learning program.

Summary of Transaction Benefits

•	Expected to increase total addressable market including additional target markets in aviation, construction, medical and subsea
•	SapienTM products are expected to provide earlier revenue and commercial release for the combined company
•	Provides significantly broader product set with a wide range of use cases and price points for different customers
•	Nearly doubles Sarcos’ engineering team
•	Adds a second location to assist in attracting talented new hires

RE2 was founded by President and CEO Jorgen Pedersen in 2001 as a spin out of Carnegie Mellon University’s National Robotics Engineering Center (NREC) and has more than 100 employees in its offices along Pittsburgh’s Robotics Row. Pedersen will become Sarcos’ Chief Operating Officer after the combination is complete.

“We are delighted to welcome the RE2 team to Sarcos,” said Kiva Allgood, President and CEO, Sarcos. “This transaction brings an innovative company with a complementary but additive suite of products into the Sarcos family, allowing us to offer a much wider range of solutions to address our customers’ needs. It will also allow us to expand our offerings to new industries such as medical and subsea, deepen our team of robotics experts, and advance the development of AI and machine learning technologies for use in unstructured environments.”

“The RE2 team is looking forward to joining Sarcos and accelerating the development and adoption of intelligent robotic systems,” said Jorgen Pedersen, President and CEO, RE2. “Across the globe, robotic technologies are changing the way workers perform complex, often dangerous tasks, particularly during a time of widespread skilled labor shortages. By combining our organizations, Sarcos can now offer a variety of robotic solutions to a broader customer base.”

The transaction will close upon satisfaction of the closing conditions, which Sarcos expects to occur in the second quarter. Further comments regarding this acquisition will be made in conjunction with Sarcos’ earnings release and conference call on March 29, 2022.

For more information on Sarcos and its award-winning product portfolio, please visit www.sarcos.com.

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About the Transaction

Wilson Sonsini Goodrich & Rosati, Professional Corporation is acting as legal counsel and PJT Partners is acting as financial advisor to Sarcos. Blank Rome LLP and Cherin Law Offices, P.C. are acting as legal counsel and Stifel, Nicolaus & Company is acting as financial advisor to RE2, Inc.

About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a leader in industrial robotic systems that augment human performance by combining human intelligence, instinct, and judgment with the strength, endurance, and precision of machines to enhance employee safety and productivity. Leveraging more than 30 years of research and development, Sarcos’ mobile robotic systems, including the Guardian® S, Guardian® GT, Guardian® XO®, and Guardian® XT™, are designed to revolutionize the future of work wherever physically demanding work is done. Sarcos is based in Salt Lake City, Utah. For more information, please visit www.sarcos.com.

About RE2, Inc.

RE2 provides the RE2 Sapien™ family of robotic arms, RE2 Detect™ computer vision software, and RE2 Intellect™ autonomy software to enable intelligent mobile manipulation systems that operate in a variety of complex indoor and outdoor environments. RE2’s systems help companies in the aviation, construction, defense, energy, and medical industries to enable remote operations, improve worker safety and efficiency, and reduce operational costs. For more information, please visit www.resquared.com.

Forward-Looking Statements; RE2 Financial Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Sarcos’ ability to complete the acquisition of RE2, anticipated timing of the transaction; products and markets of each company; the expected benefits of the acquisition of RE2 and Sarcos’ ability to realize those benefits; Sarcos’ performance following the acquisition of RE2, Sarcos’ plans to expand its product availability, Sarcos’ ability to sell its products or obtain robot-as-a-service subscriptions, competition from existing or future businesses and technologies and the expected size of and potential for the acquisition to expand Sarcos’ addressable market. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ and RE2’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”). In addition to factors previously disclosed in Sarcos’ reports filed with the SEC and those identified in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the risk that the transaction may not be completed in a timely manner or at all; the failure to satisfy the conditions to the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the risk of litigation or regulatory actions; the ability of Sarcos to successfully integrate RE2’s operations, products and technologies; the risk that the anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the economy and competitive factors in the areas where Sarcos and RE2 do business; the impact of the COVID-19 pandemic on Sarcos’ and RE2’s business; Sarcos’ and RE2’s ability to retain key personnel; the dilution caused by Sarcos’ issuance of additional shares of its common stock in connection with the proposed transaction; Sarcos’ ability to execute on its business strategy, address staffing shortages and supply chain disruptions, launch its products within expected timelines, develop new products and services and enhance existing products and services; ability to respond rapidly to emerging technology trends; ability to compete effectively, recruit and retain qualified personnel and manage growth and costs; general competitive, economic, political and market conditions; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed by Sarcos from time to time with the SEC. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

RE2’s consolidated financial statements as of and for the year ended December 31, 2021 are not yet available. The results of operations information included in this press release has been prepared by, and is the responsibility of, management of RE2. Their independent auditors and our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to such information. Accordingly, neither accounting firm expresses an opinion or any other form of assurance with respect thereto. It is possible that we or the independent accountants may identify items that require us to make adjustments to such information. Accordingly, undue reliance should not be placed on this preliminary estimate.

Investor Contact:

Ben Mimmack

Head of Investor Relations

(801) 419-0438

pr@sarcos.com

ir@sarcos.com